UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: February 25, 2005

WORLDWIDE MANUFACTURING USA, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-31761	84-1536519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1142 Cherry Avenue San Bruno, California	94066
(Address of Principal Executive Office)	(Zip Code)

(650) 794-9888

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 25, 2005, Worldwide Manufacturing USA, Inc. (the "Company" or “Worldwide”), acquired all of the assets of Chengde Science & Technology Co., Ltd. ("Chengde"), a Chinese corporation.  The transaction was completed pursuant to the terms of an Agreement for Sale and Purchase of Business Asset dated February 25, 2005 (the "Agreement").  As a result of closing under the Agreement, Chengde became a wholly-owned subsidiary of the Company.  A copy of the Agreement is attached to this report as an Exhibit.

Chengde is primarily engaged in the business of producing air condition units for automobiles.

The transaction did not result in a change of management.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On February 25, 2005, Worldwide Manufacturing USA, Inc. (the "Company" or “Worldwide”), acquired all of the assets of Chengde Science & Technology Co., Ltd. ("Chengde"), a Chinese corporation.  The transaction was completed pursuant to the terms of an Agreement for Sale and Purchase of Business Asset dated February 25, 2005 (the "Agreement").  As a result of the closing under the Agreement, Chengde became a wholly-owned subsidiary of the Company.

In evaluating Chengde as a candidate for the proposed acquisition, our directors considered various factors such as the condition of the equipment, the layout of the factory, the location of the factory, and the anticipated potential for growth of the business of the factory.  In evaluating Worldwide, it is believed that the owner of Chengde placed a primary emphasis on our status as a publicly traded company (OTCBB: WMFG), and as a growth company with profitable operations in 2003 and 2004.

Pursuant to the Agreement, $300,000 will be paid for the acquisition of Chengde’s assets under the following payment schedule. The first payment will be $120,000, which is due by March 28, 2005. The second payment will be the issuance of 200,000 shares of the common stock of Worldwide to Chengde. These shares will bear a restrictive legend. The final payment will be the issuance in March 2006 of 160,000 common shares, which shares will also bear a restrictive legend. Additionally, Worldwide plans to provide $1,000,000 in working capital over the course of a year.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the date of closing of the Agreement, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5.0% or more of the outstanding Common Stock of the Company.  Also included are the shares held by all executive officers and directors as a group.  Prior to and subsequent to the Agreement, no material relationship existed between the Company and Chengde or any of their affiliates.

The Company's Articles of Incorporation authorize 100,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock, no par value. Each holder of common stock has one vote per share on all matters voted upon by the shareholders.  The voting rights are non-cumulative, so that shareholders holding more than 50% of the outstanding shares on common stock are able to elect all members of the Board of Directors.  There are no preemptive rights or other rights of subscription.

Name and Address	No. of Shares Beneficially Owned	Percent of Class
Jimmy Wang (1) (2) Worldwide Manufacturing USA, Inc. 1142 Cherry Street San Bruno, California 94066	24,995,000 (3)	82.4%
Mindy Wang (1) (2) Worldwide Manufacturing USA, Inc. 1142 Cherry Street San Bruno, California 94066	24,995,000 (3)	82.4%
John Ballard Worldwide Manufacturing USA, Inc. 1142 Cherry Street San Bruno, California 94066	1,606,000	5.3%
All officers and directors as a group (3 in number)	26,601,000	87.7%

(1)    The person listed is a director of the Company.

(2)   The person listed is an officer of the Company.

(3)    Jimmy and Mindy Wang are husband and wife.  Each holds directly 12,497,500 shares, but may be deemed to beneficially own the shares held by the other.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial Statements of the Business Acquired:

Under regulation S-B which is the source of disclosure requirements for small business issuers under the Securities Act of 1933 and the Securities Act of 1934, Item 310 (3)(i), financial statements are not required if the total assets of the Company to be acquired (Chengde) are less than 20% of the total assets of the small business issuer (Worldwide). The assets of Chengde are $82,280 in inventory and the fixed assets including equipment, are $120,000 not including depreciation for a total of $202,280 in assets. The total assets of Worldwide are $2,562,892 according to its audited statements for the year ending December 31, 2003.

(c)   Exhibits.

2.1

 Agreement for Sale and Purchase of Business Asset dated February 25, 2005, between Worldwide Manufacturing USA, Inc., and Chengde Science & Technology Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDWIDE MANUFACTURING USA, INC.

By: /S/ JIMMY WANG

Jimmy Wang, President and Chief Executive Officer

By: /S/ JOHN BALLARD

            John Ballard, Chief Financial Officer

By: /S/ MINDY WANG

Mindy Wang, Secretary and Treasurer

Date:    February 25, 2005

4